Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-182597) on Form S-8 of Consolidated Communications Holdings, Inc. filed with the Securities and Exchange Commission, pertaining to the SureWest KSOP of our report dated June 20, 2014, with respect to the financial statements of the SureWest KSOP included in the annual report (Form 11-K) as of December 31, 2013 and for the year then ended.

/s/ West & Company, LLC

Sullivan, Illinois
June 24, 2014